Exhibit 32
The following statement is being made to the Securities and Exchange Commission solely for the purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), which carries with it certain criminal penalties in the event of a knowing or willful misrepresentation.
Securities and Exchange Commission
450 Fifth Street NW
Washington, D.C. 20549

Re: Perrigo Company plc

Ladies and Gentlemen:
In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1349), each of the undersigned hereby certifies that:

(i)	this annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(ii)	the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Perrigo Company plc.

Date:	March 1, 2018	/s/ Uwe F. Roehrhoff
Uwe F. Roehrhoff
Chief Executive Officer and President
(Principal Executive Officer)

Date:	March 1, 2018	/s/ Ronald L. Winowiecki
Ronald L. Winowiecki
Chief Financial Officer